Report of Independent
     Accountants

To the Board of Trustees and
Holders of Beneficial Interests
of  PIC Small Cap Portfolio

In planning and performing our
audit of the financial statements
of PIC Small Cap Portfolio for
the year ended October 31,
2002, we considered its internal
control, including control
activities for safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply with
the requirements of Form N-
SAR, not to provide assurance
on internal control.

The management of PIC Small
Cap Portfolio is responsible for
establishing and maintaining
internal control.  In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls.  Generally, controls
that are relevant to an audit
pertain to the entity's objective
of preparing financial statements
for external purposes that are
fairly presented in conformity
with generally accepted
accounting principles.  Those
controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations
in internal control, errors or
fraud may occur and not be
detected.  Also, projection of
any evaluation of internal
control to future periods is
subject to the risk that controls
may become inadequate because
of changes in conditions or that
the effectiveness of their design
and operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in
which the design or operation of
one or more of the internal
control components does not
reduce to a relatively low level
the risk that misstatements
caused by error or fraud in
amounts that would be material
in relation to the financial
statements being audited may
occur and not be detected within
a timely period by employees in
the normal course of performing
their assigned functions.
However, we noted no matters
involving internal control and its
operation, including controls for
safeguarding securities, that we
consider to be material
weaknesses as defined above as
of October 31, 2002.

This report is intended solely for
the information and use of the
Board of Trustees, management
and the Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these
specified parties.


PricewaterhouseCoopers LLP

New York, New York
December 6, 2002